SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant To Section 14(a)
                     Of The Securities Exchange Act Of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
       [ ] Confidential, Use of the Commission Only (as permitted by Rule
                           14a-6(e)(2))Proxy Statement
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                 [ ] Soliciting Material Pursuant to Rule 14a-12

                               GTDATA CORPORATION
                               ------------------

                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]: No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: ____________
2) Aggregate number of securities to which transaction applies: _____________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________________________
4) Proposed maximum aggregate value of transaction: ____________________
5) Total fee paid: _____________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:___________________
   2) Form, Schedule or Registration Statement No.: ___________________
   3) Filing Party: ____________________
   4) Date Filed: __________________

                               GTDATA CORPORATION
                               625 Cochran Street

                          Simi Valley, California 93065

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2003


                              TO OUR STOCKHOLDERS:


You are cordially invited to attend the 2003 Annual Meeting of Stockholders of GTDATA Corporation to be held on Monday, June 23, 2003 at 10:00 A.M., Pacific Time, at the Company's headquarters, 625 Cochran Street, Simi Valley, California 93065, to consider and act upon the following proposals, as described in the accompanying Proxy Statement:

         1. To elect three (3) directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

         2. To ratify the appointment of Squar, Milner, Reehl & Williamson LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on May 8, 2003 as the record date for Stockholders entitled to notice of and to vote at this meeting and any adjournments thereof.




                                By Order of the Board of Directors





                                Robert Genesi, Secretary


May 15, 2003
Simi Valley, California




ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY AT THAT TIME.

                               GTDATA CORPORATION
                               625 Cochran Street
                          Simi Valley, California 93065
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                               GENERAL INFORMATION

Solicitation, Voting and Revocability of Proxies
------------------------------------------------

The enclosed Proxy is solicited by the Board of Directors of GTDATA Corporation (the "Company" or "GTDATA") for use in connection with the Annual Meeting of Stockholders to be held at the Company's headquarters, 625 Cochran Street, Simi Valley, California 93065 on Monday, June 23, 2003, at 10:00 a.m., and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

The persons named as proxies were designated by the Board of Directors (the "Board") and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of the Proxy. All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted:

     1. FOR the election of the director nominees listed below (Proposal 1); and

     2. FOR the ratification of the appointment of Squar, Milner, Reehl & Williamson LLP as independent auditors of the Company for the fiscal year ending December 31, 2003 (Proposal 2).

Officers of the Company or their designees will tabulate votes cast at the Annual Meeting. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than those set forth above that will be presented at the Annual Meeting.

This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about May 15, 2003. The entire cost of the solicitation of Proxies will be borne by the Company. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone, fax, telegraph or cable. Officers and employees soliciting proxies will not receive any additional compensation for their services. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in forwarding solicitation material to beneficial owners of shares held of record by such brokers or nominees.

Outstanding Shares and Voting Rights
------------------------------------

The only class of the Company's equity securities currently outstanding is its Common Stock. Stockholders of record at the close of business on May 8, 2003 are entitled to one vote for each share of Common Stock held by them. As of May 8, 2003, there were 3,436,209 shares of Common Stock outstanding. A majority of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting is required to approve each proposal presented at the meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Directors are elected by the stockholders at each annual meeting to hold office until their respective successors are elected and qualified. Pursuant to the Bylaws of the Company, the Board of Directors consists of not less than three
(3) nor more than nine (9) directors, and there are currently three (3) members. Assuming a quorum is present, the three persons receiving the highest number of affirmative votes of shares entitled to vote will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. Each of the following nominees were members of the Company's Board of Directors during the previous term. Each share of Common Stock is entitled to one vote and, therefore, has a number of votes equal to the number of authorized directors. Proxies may not be voted for more than three (3) directors.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the Annual Meeting, management's proxies will be voted for a nominee or nominees designated by management or will be voted for a lesser number of directors. If there are other nominees, management's proxies will be voted so as to elect the greatest number of the following nominees. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve.

The Board of Directors recommends a vote "FOR" the nominees listed below.
-------------------------------------------------------------------------

The nominees for election to the Board of Directors as selected by the Board of Directors of the Company are set forth below:

                           Robert Genesi
                           John Genesi
                           Mark Brennan

The biographies of nominees, including certain additional information, are set forth below:

ROBERT GENESI, 65. Mr. Genesi is a co-founder of GTDATA Corporation and CEO, Secretary and Chairman of the Board. He has extensive experience with start-up companies and turnaround situations in the technology sector, including the storage industry sector. He has in excess of 25 years of operating experience in senior and corporate level positions with a variety of major technology firms. Prior to co-founding GTDATA Corporation, Mr. Genesi was President and CEO of IData Corporation, a company that develops linear storage products. Mr. Genesi was President and COO of Read-Rite Corporation from 1987 to 1993, President and CEO of Rexon Corporation from 1994 to 1996, and President and CEO of DAS Devices from 1997 to 1998. He has been involved in many different areas during his career, including production, finance, marketing, and human resources. Mr. Genesi is an engineer by training.

JOHN GENESI, 38. Mr. Genesi is currently CFO of TSLi and GTDATA and has been since March 2000 and October 2002, respectively. He is also a member of the Board of Directors. Prior to joining TSLi, he was Controller and Accounting Manager of DAS Devices, Inc., a data storage related company from February 1997 to April 1999. Mr. Genesi has more than 12 years of financial management experience and is experienced in all facets of financial reporting, systems and control.

MARK BRENNAN, 38. Mr. Brennan is currently a member of the Company's Board of Directors, a position he has held since October 2002. Mr. Brennan is a founding Partner of Linear Capital Corp., and has been an active participant in the investment community in North America and Europe for over 15 years. Mr. Brennan has extensive experience in the areas of Institutional Sales, Trading, Corporate Finance, Corporate Advisory and Marketing services. Previously, Mr. Brennan was a financial Investor Relations consultant to a number of private and publicly traded companies in the entertainment, technology and biotechnology segments and held Institutional Sales positions at First Marathon UK Ltd. and Richardson Greenshields. Mr. Brennan holds a Bachelor of Arts (Economics) degree from the University of King's College.

Compensation of Board of Directors
----------------------------------

For the fiscal years ended 1999, 2000, and 2001, directors of the Company received no compensation. During fiscal year 2002, Jerry DeCiccio, the head of the Company's Audit Committee, earned compensation totaling $1,750. At the time of this filing, the compensation earned by Mr. DeCiccio in fiscal year 2002 has been accrued but not paid. On February 28, 2003, Mr. DeCiccio resigned as a director and as head of the Company's audit committee, with the Company owing him $8,000 in unpaid compensation. Directors will receive no compensation for the fiscal year ending 2003.

Board Meetings and Committees
-----------------------------

The Board of Directors of the Company held five (5) meetings during the year ended December 31, 2002. Each director attended each of the meetings. The Board does not meet on any pre-determined schedule but meets on an as needed basis. The Board had appointed Gerald DeCiccio to serve as a member of the Company's Board and as a member of the Company's Audit Committee. Mr. DeCiccio was appointed in November 2002 and resigned in February 2003. The Company currently has no members serving on its Audit Committee and is seeking a member to serve on such committee at this time. The Audit Committee will be directly responsible for the appointment, compensation, and oversight of the work of the Company's independent public accounting firm.

Involvement in Legal Proceedings
--------------------------------

To the best of the Company's knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities, or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action) by the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships
--------------------

Robert Genesi, the President and CEO of GTDATA Corporation, and the Chairman of the Company's Board of Directors, is the father of John Genesi, the Company's CFO and a member of the Company's Board of Directors. There are no other family relationships between or among the directors, executive officers, or persons nominated or charged by the Company to become directors or executive officers.

Key Employees
-------------

GARY MENDELSOHN. Mr. Mendelsohn is the Director of Customer Service for TSLi and has been since 1997. He has been in the tape drive and storage industry for more than 20 years. Mr. Mendelsohn has managed customer service and inside sales operations, with a direct emphasis on tape OEM qualification and support.

Audit Committee Report
----------------------

As a result of Mr. DeCiccio's resignation from the Board and the Audit Committee, the Company is not presenting an Audit Committee Report in this Proxy Statement. At this time, the Company does not have a written Audit Committee Charter. The Audit Committee Charter will be put in place at such time as the Company appoints a new Board of Director's member to the Audit Committee.

Recommendation of the Board
---------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Squar, Milner, Reehl & Williamson LLP ("Squar Milner"), independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. Squar Milner was the Company's independent auditor for the prior fiscal year ending December 31, 2002.

Representatives of Squar Milner are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Effective January 18, 2002, the Board of Directors of the Company dismissed Corbin & Wertz ("Corbin & Wertz") as its independent auditors and approved the engagement of Squar Milner as its independent auditors for the fiscal year ended December 31, 2002 to replace Corbin & Wertz. The decision to change auditors was approved by the Company's full Board of Directors. The Company did not consult with Squar Milner on any matters prior to their retention.

The reports of Corbin & Wertz on the Company's financial statements for the fiscal year ended December 31, 2001 and the related statements of operations, stockholder's equity and cash flows for the year then ended did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as relating to the Company's ability to continue as a going concern.

Since the date of Corbin & Wertz's engagement and during the most recent fiscal year and any subsequent interim period, there were no disagreements with Corbin & Wertz on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Corbin & Wertz would have caused Corbin & Wertz to make reference to the matter in their report.

There have been no disagreements between either Corbin & Wertz or Squar Milner and management of the type required to be reported since the date of their engagement.

For the fiscal year ended December 31, 2002, the Company's fees for professional services rendered by its Independent Auditors were as follows:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2002 annual financial statements and review of the financial statements in the Company's reports on Form 10-QSB: $50,220.

(b) Financial Information Systems Design and Implementation Fees: None.

(c) All Other Fees: The aggregate fees billed for all other professional services provided to the Company (other than the services described above under "Audit Fees") for the fiscal year ended December 31, 2002 were $17,836.

The Board of Directors has considered and determined that the services rendered by the independent certified public accountants with respect to the foregoing fees are compatible with maintaining their independence.

Recommendation of the Board
---------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF SQUAR, MILNER, REEHL & WILLIAMSON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                                OTHER INFORMATION

Directors and Executive Officers
--------------------------------

The directors and executive officers of the Company are set forth below, along with their biographies. See "ELECTION OF DIRECTORS" for the biographies of the Company's directors who are standing for re-election.

Name                                        Positions
----                                        ---------

Robert Genesi             Chief Executive Officer, President, Secretary and
                             Chairman of the Board
John Genesi               Chief Financial Officer - TSLi and GTDATA and Director
Robert Mullaney (1)       Executive Vice President - Sales and President - TSLi
Larry Gluck               Chief Executive Officer - TSLi
Mark Brennan              Director
Gary Potts (2)            Director
Gerald DeCiccio (3)       Director

-------------
(1) Effective January 13, 2003, Mr. Mullaney was no longer an employee of the Company or its wholly owned subsidiary, TSLi.

(2) Mr. Potts resigned as a director of GTDATA in March 2002.

(3) Gerald DeCiccio resigned as a member of the Company's Board of Directors and as head of its Audit Committee on February 28, 2003.


ROBERT MULLANEY. Mr. Mullaney was Executive Vice President - Sales for GTDATA and President of TSLi, a company that he led from 1996 up through year-end 2002. TSLi is engaged in the mass storage service business and provides solutions for hard drives, tape drives and other mass storage products. Mr. Mullaney has more than 22 years of direct mass storage service and manufacturing experience at companies including, Rexon Corporation and DEI. His areas of expertise include critical growth components such as market distribution and sales, major program negotiations, new product marketing and senior management assembling and implementation.

LARRY GLUCK. Mr. Gluck is currently the Chief Executive Officer of TSLi and has been since January 2003, the Company's wholly owned subsidiary. Mr. Gluck is also currently the President of Foxtec Corporation, a position he has held since 1994. Mr. Gluck has held engineering and manufacturing management positions with Philips Electronics and Mitel. His areas of expertise include disk drive manufacturing, servers, and test systems.

GARY POTTS. Mr. Potts jointed the Company in December 2001 as a Director and resigned in March 2002. Mr. Potts was the President and CEO of MaxOptix Corporation from 1995 to 2001, a company that develops, manufacturers and sells optical disk drives and media supporting high performance data acquisition and archiving. He has over 10 years experience in the technology industry. Mr. Potts was also Vice President and CFO of Mountain Network Solutions, Inc. and National Water Management Corporation. In addition, he has significant experience in raising venture capital.

GERALD DECICCIO. Mr. DeCiccio joined the Company in November 2002 as a Director and the head of the Company's Audit Committee and resigned these positions in February 2003. Mr. DeCiccio has over twenty years experience in the financial and accounting field. Mr. DeCiccio is currently the Chief Financial Officer at GTC Telecom Corporation (GTCC.OB). Prior to joining GTC, Mr. DeCiccio was the Vice President of Finance and Administration for National Telephone & Communications, Inc., ("NT&C"), a $150 million inter-exchange carrier and provider of communications products and services. While at NT&C, Mr. DeCiccio managed NT&C's finance, accounting, human resources, and legal departments. Between 1995 and 1997, Mr. DeCiccio was the Corporate Controller for Newport Corporation, a $140 million multi-national manufacturer/distributor of laser and optics products. Prior to that, Mr. DeCiccio was the Director of Audit and Quality Systems for Sunrise Medical, Inc., a $750 million multi-national manufacturer/distributor of health care products.

Executive Compensation
----------------------

The summary compensation table shows certain compensation information for services rendered for the years ended December 31, 2002, 2001 and 2000. Other than as set forth herein, no executive officers' salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                     SUMMARY COMPENSATION TABLE


                        Long Term Compensation
     -----------------------------------------------------------------------------------------------------------------
                  Annual Compensation                                                  Awards           Payouts
     -----------------------------------------------------------------------------------------------------------------

                                                                                              Securities
                                                                                              Underlying
     Name and                Year      Salary      Bonus       Other Annual     Restricted    SARs (#)       All
     Principal                         Comp.       Comp.       Comp.            Stock         Options/       Other
     Position                                                                   Comp          Payouts ($)    Payouts
     ----------------------  ------  ----------  ----------  ----------------  ------------  -------------  ----------
     Robert Genesi,           2002    $130,000      -0-       $60,437(2)           --             --            --
     Chief Executive          2001    $206,000      -0-       $81,965(3)           --             --            --
     Officer, President
     and Secretary(1)
     ----------------------  ------  ----------  ----------  ----------------  ------------  -------------  ----------
     Robert Mullaney,         2002    $230,946     $29,500    $32,400(4)           --             --            --
     Executive Vice           2001    $230,935     $39,500    $84,639(5)           --         35,000/0(6)       --
     President-Sales
     and President -
     TSLi(1)
     ----------------------  ------  ----------  ----------  ----------------  ------------  -------------  ----------
     John Genesi,             2002    $114,340      $4,500    $12,000(7)           --             --            --
     Chief Financial          2001    $104,625     $21,500    $11,507(8)           --         20,000/0(6)       --
     Officer - TSLi(1)
     ----------------------  ------  ----------  ----------  ----------------  ------------  -------------  ----------
     Steven H. Hansen         2001     $96,000      -0-           -0-              --             --            --
     President(9)             2000     $84,800      -0-           -0-          $262,500(10)       --            --
     -----------------------------------------------------------------------------------------------------------------



     (1) Compensation is only included for fiscal 2002 and 2001 for Messrs. Robert Genesi, Robert Mullaney, and John Genesi since they first became executive officers in fiscal 2001.

     (2)  Includes $46,630 for housing allowance and $13,807 for car allowance.

     (3)  Includes $67,665 for housing allowance and $14,300 for car allowance.

     (4)  Includes $12,000 for golf membership and $20,400 for car allowance.

     (5) Includes $27,830 for repayment of a personal loan, $20,000 for cashed out accrued vacation, and $16,800 for car allowance.

     (6) The option grants during fiscal year 2001 have been adjusted to reflect the 1 for 20 reverse stock split effective February 17, 2003.

     (7)  Includes $12,000 for car allowance.

     (8)  Includes $11,507 for car allowance.

     (9)  Mr. Hansen resigned as President in March 2001.

     (10) Mr. Hansen received $262,500 for services paid for with common stock.

Stock Options Granted To Executive Officers By The Company
----------------------------------------------------------

The following table summarizes stock option grants by the Company during the fiscal year ended December 31, 2002 to each of the executive officers identified in the Summary Compensation Table above. These stock options relate to the options to purchase the common stock of GTDATA Corporation.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               % of Total
                          Number of            Options/SARs
                          Securities           Granted to
                          Underlying Options   Employees in      Exercise Price Per
          Name            Granted (#)          Fiscal Year (1)   Share ($/SH)         Expiration Date
  ---------------------   ------------------   ---------------   ------------------   ---------------

  Robert Genesi                  --                   --                 --                  --
  Robert Mullaney                --                   --                 --                  --
  John Genesi                    --                   --                 --                  --


(1) During fiscal year 2002, there were no options issued to these individuals.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------

The following table summarizes exercises of stock options during the fiscal year ended December 31, 2002 by each of the executive officers and the fiscal year-end value of unexercised options for such executive officers.


         AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END


                                                                 Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised     In-the-Money
                                                                 Options/SARs at FY-End     Options/SARs at FY-End
                             Shares                                       (#)                       ($)
                           Acquired on                                Exercisable/             Exercisable/
           Name            Exercise (#)      Value Realized           Unexercisable            Unexercisable(1)
   --------------------   --------------   -------------------   -----------------------   -----------------------

   Robert Genesi               -0-                 -0-               33,334/0                        0/0
   Robert Mullaney             -0-                 -0-               31,251/20,416                   0/0
   John Genesi                 -0-                 -0-               19,167/11,667                   0/0


(1) The stock price for the Company's stock on The Over the Counter Bulletin Board at December 31, 2002 was $0.60 per share on a post-split basis. The above-mentioned options have been adjusted for the 1 for 20 reverse stock split that was effective February 17, 2003.

In February 2000, GT Data Delaware's (a wholly-owned subsidiary of GTDATA) board of directors and majority shareholders approved and adopted the GT Data Corporation 2000 Stock Option Plan (the "2000 Plan"). As amended, a total of 3,333,333 shares of common stock are reserved for issuance under the 2000 Plan. The exercise price for each option shall be equal to 100% to 110% of the fair market value of the common stock on the date of grant, as defined. The 2000 Plan shall terminate ten (10) years after its adoption by the board of directors and may be terminated by the board of directors on any earlier date, as defined.

In March 2001, the Company's board of directors and majority shareholders approved and adopted the GTDATA Corporation 2001 Stock Option Plan (the "2001 Plan"). As amended, a total of 45,000,000 shares of common stock are reserved for issuance under the 2001 Plan. The exercise price of each option shall be no less than 100% to 110% of the fair market value of the common stock on the date of grant, as defined. The 2001 Plan shall terminate ten years after its adoption by the board of directors and may be terminated by the board of directors on any earlier date, as defined.

On February 13, 2003, the Company's Board of Directors and majority shareholders approved an increase in the Company's 2001 Stock Option plan from 10,000,000 shares to 45,000,000 shares. On March 3, 2003, the Company granted options to its employees totaling 1,597,050 shares, with the exercise price set at $0.60.

During the year ended December 31, 2000, the Company issued options pursuant to the 2000 Plan to purchase 291,400 shares (6,325 were cancelled during fiscal
2000) of the Company's common stock at exercise prices ranging from $1.50 per share to $1.80 per share (the estimated fair market values at the dates of grant). The options vest over a three-year period from the dates of grant and are exercisable through December 20, 2008. During fiscal 2001 and pursuant to the reverse merger agreement with WINS, the Company cancelled the remaining 285,075 options and issued new options from the reorganized Company to purchase 95,000 shares of the Company's common stock at an exercise price of $2.70 per share. All terms and vesting requirements remained identical to the original options issued.

Under the terms of the TSLi acquisition agreement and pursuant to the 2000 Plan, the Company granted options to purchase 725 shares of the Company's common stock at an exercise price of $1.50 per share (the estimated fair market value on the date of grant by GT Data Delaware) to employees of TSLi for options which were previously issued to purchase 1,740 shares of TSLi common stock. Due to the exercise price being equal to the estimated fair market value, no additional amount was allocated to the purchase price of the acquisition related to the value of these options. The options vest over a three-year period from the date of grant and are exercisable through December 20, 2008. During fiscal 2001 and pursuant to the reverse merger agreement with WINS, the Company cancelled the 725 options and issued new options from the reorganized Company to purchase 242 shares the Company's common stock at an exercise price of $2.70 per share. All terms and vesting requirements remained identical to the original options issued.

During the year ended December 31, 2001, the Company issued options pursuant to the 2001 Plan to purchase 91,084 shares of the Company's common stock at exercise prices ranging from $2.40 to $2.70 per share (the estimated fair market value at the date of grant). The options vest over a three-year period from the dates of grant and are exercisable through October 2011.

During the year ended December 31, 2002, the Company issued options pursuant to the 2001 Plan to purchase 33,333 shares of the Company's common stock at exercise prices ranging from $2.00 to $4.00 per share (the estimated fair market value at the date of grant). The options vest over a three-year period from the dates of grant and are exercisable through October 2012.

Equity Compensation Plans Information
-------------------------------------

The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2002.






      Plan Category                   Number of securities to   Weighted-average           Number of remaining
                                      be issued upon exercise   exercise price of          securities available for
                                      of outstanding options,   outstanding options,       future issuance under equity
                                      warrants, and rights      warrants, and rights       compensation plans
                                                                (excluding securities
                                                                reflected in column (a))

      ------------------------------------------------------------------------------------------------------------------
      Equity compensation plans            161,442                  $2.56                       48,139,391
       approved by security holders

      Equity compensation plans             31,225                 $10.48                            n/a
        not approved by security holders

      ------------------------------------------------------------------------------------------------------------------
                                           192,667                  $3.84                       48,139,391


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2002, the Company issued 750,000 shares of its common stock, on a post-split basis, to a founder of the Company in exchange for the founder converting a $300,000 loan made to the Company into the Company's common stock. On a post-split basis, the conversion price was $0.40 per share.

In September 2002, the Company issued 175,000 shares of its common stock, on a post-split basis, to a founder of the Company in exchange for the founder converting a $70,000 loan made to the Company into the Company's common stock. On a post-split basis, the conversion price was $0.40 per share.

In October 2002, the Company issued 50,000 shares of its common stock, on a post-split basis, to a related party in exchange for that party converting a $20,000 loan made to the Company into the Company's common stock. On a post-split basis, the conversion price was $0.40 per share.

Robert Genesi, Chairman and CEO of the Company, agreed to forgive approximately $436,000 in accrued, unpaid, back wages that were owed to him. The agreement was effective December 31, 2002.

During the year ending December 31, 2002, the Company reclassified to additional paid-in capital $360,789 that was previously recorded as subscriptions receivable on the Consolidated Balance Sheet. The subscriptions receivable were related to founder's stock granted to Robert Genesi, the Company's CEO and President, and Tony Giraudo, a founder of the Company. The Company reclassed $348,588 as a reduction to additional paid-in capital at December 31, 2002.

The Company paid Linear Capital Corp. ("LCC"), a finder, commissions totaling $66,400 for their efforts in securing $415,000 in financing for the Company. The $415,000 consists of a $375,000 convertible note payable and a $40,000 convertible note payable, both of which were converted into the Company's common stock during fiscal year 2002. Per the terms of the Finders Agreement, LCC was to receive a 16% commission, of which 50% was to be paid in cash and the remaining 50% in the Company's common stock. The actual payment of the $66,400 consisted of a cash payment totaling $16,600, with the remaining $49,800 being paid by the issuance of 124,500 shares of the Company's common stock at $0.40 per share (fair market value based on the market price on the date of grant). Mark Brennan, a member of the Company's Board of Directors, is a partner at LCC.

During fiscal year 2001, GTDATA received working capital loans from certain shareholders in the amount of $130,000. The borrowings accrue interest at 8% per annum and mature through November 2002.

Fairway Capital Partners, LLC, a stockholder of GTDATA, received a finder's fee of 750,000 shares of common stock, for the consummation of the merger with GTData Delaware that took place in March 2001.

On April 30, 2001, GTDATA sold all of the assets of its pre-existing Internet business to Steven K. Hansen, a former director and officer of GTDATA Corporation. GTDATA sold the operations at a loss of $100,183.

Transactions with Promoters
---------------------------

During fiscal year 2002, the Company recorded $160,000 in fees relating to its consulting agreement with General Pacific Partners ("GPP"), which include a $25,000 engagement fee, monthly consulting fees of $105,000 (7 months at $15,000 per month), and a $30,000 buy-out fee to terminate the relationship effective December 31, 2002. The $160,000 in fees was paid as follows:

$10,000 was paid in cash,

$115,000 was paid by issuing GPP 287,500 shares of the Company's common stock at a conversion price of $0.40 per share.

$35,000 was paid by issuing GPP 58,333 shares of the Company's common stock at a conversion price of $0.60 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of December 31, 2002, the number of shares of GTDATA common stock owned by (1) each person or entity known to beneficially own more than 5% of the outstanding shares; (2) each of the officers named in the Summary Compensation Table; (3) each director; and (4) all directors and executive officers as a group.


                                             Number of Shares     Percentage
         Name and Address                    Beneficially Owned   of Class (1)
       ------------------------------------- ------------------ ----------------
       First Wave Inc (2)                       937,500             27.3%
       87 Front Street East
       4th Floor, Suite 400
       Toronto, Ontario  M5E-1B8
       ------------------------------------- ------------------ ----------------
       Robert Genesi (3)                        866,039             25.0%
       625 Cochran Street
       Simi Valley, California  93065
       ------------------------------------- ------------------ ----------------
       Robert Mullaney (4)                       57,612              1.7%
       625 Cochran Street
       Simi Valley, CA  93062
       ------------------------------------- ------------------ ----------------
       John Genesi (5)                           31,186              0.9%
       625 Cochran Street
       Simi Valley, CA  93605
       ------------------------------------- ------------------ ----------------
       Anthony Giraudo (6)                      355,550             10.3%
       625 Cochran Street
       Simi Valley, California  93065
       ------------------------------------- ------------------ ----------------
       General Pacific Partners (7)             345,834             10.1%
       2333 East Pacific Coast Hwy, Suite D
       Newport Beach, CA  92625
       ------------------------------------- ------------------ ----------------
       Linear Capital Corp. (8)                 124,500              3.6%
       55 University Ave, Suite 1212
       Toronto, Ontario  M5J-2H7
       ------------------------------------- ------------------ ----------------
       Mark Brennan (9)                         124,500              3.6%
       625 Cochran Street
       Simi Valley, California 93065
       ------------------------------------- ------------------ ----------------
       Larry Gluck (10)                            *                 *
       625 Cochran Street
       Simi Valley, California 93065
       ------------------------------------- ------------------ ----------------
       Jerry DeCiccio (11)                         *                 *
       625 Cochran Street
       Simi Valley, California 93065
       ------------------------------------- ------------------ ----------------
       Gary Potts (12)                             *                 *
       625 Cochran Street
       Simi Valley, California 93065
       ------------------------------------- ------------------ ----------------
       All directors and executive            1,079,337             30.6%
       officers as a group (5 persons
       named above) (13)
       ------------------------------------- ------------------ ----------------

* Less than 1% of the Company's common stock.

All share data in the preceding table has been adjusted to reflect the 1 for 20 reverse stock split that was effective February 17, 2003.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares, which the individual has the right to acquire within 60 days of March 31, 2003 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power or shares voting and investment power with his or her spouse with respect to the shares shown as beneficially owned.

(2) First Wave Inc. is a third party investor who originally invested $375,000 in the Company via a convertible note in June 2001. First Wave Inc. converted the $375,000 note in September 2002 at a post-split conversion price of $0.40 per share.

(3) Includes 125,513 shares held directly, 707,192 shares held indirectly by Genesi Family Partnership, Ltd., 1 share held jointly with Anthony Giraudo, and 33,334 stock options exercisable within sixty (60) days of March 31, 2003.

(4) Includes 7,500 shares held jointly with his wife, 14,000 shares held directly, and 36,112 stock options exercisable within sixty (60) days of March 31, 2003. Effective January 13, 2003, Mr. Mullaney was no longer an employee of GTDATA Corporation or its wholly-owned subsidiary, TSLi.

(5) Includes 9,241 shares held directly and 21,945 stock options exercisable within 60 days of March 31, 2003.

(6) Includes 328,798 shares held directly, 23,418 shares held indirectly by the Giraudo Special 2000 Family Trust, 1 share held jointly with Robert Genesi, and 3,334 stock options exercisable within sixty (60) days of March 31, 2003.

(7) General Pacific Partners is a promoter/outside consultant who was hired by the Company in June 2002. In November 2002 GPP converted $115,000 of its fees into 287,500 shares of the Company's common stock, which equates to a post-split conversion price of $0.40 per share. In December 2002, GPP converted the final $35,000 of fees owed them into 58,334 shares of the Company's common stock, with the post-split conversion price equaling $0.60 per share.

(8) Linear Capital Corp. is a finder who has secured $415,000 in funding for the Company since June 2001. In November 2002, LCC converted $49,800 of its commission (the total commission earned by LCC on the $415,000 was $66,400) into the Company's common stock at a post-split price of $0.40 per share, resulting in 124,500 shares of the Company's common stock being issued to LCC.

Mark Brennan, who's a member of the Company's Board of Directors, is a partner at LLC. As a result, the shares owned by LLC are included in the total number of shares owned by officers and directors of the Company (See footnotes 9 and 12).

(9) Mark Brennan, who is a member of the Company's Board of Directors, is a partner at LLC. As a result, the shares owned by LLC are included in the total number of shares owned by Mark Brennan and by LLC (See footnotes 8 and 12).

(10) Larry Gluck was named Chief Executive Officer of the Company's wholly-owned subsidiary, TSLi, on January 14, 2003. At this time, Mr. Gluck does not own, nor have options to purchase, any shares of the Company's common stock.

(11) Jerry DeCiccio was nominated to the Company's Board of Directors in December 2002, pursuant to his being hired to oversee the Company's Audit Committee. Mr. DeCiccio subsequently resigned from the Company's board, and its audit committee, effective February 28, 2003. At the time of his resignation, Mr. DeCiccio did not own, nor have options to purchase, any shares of the Company's common stock.

(12) Gary Potts was appointed to the Company's Board of Directors in December 2001. Mr. Potts resigned as a member of the Board of Directors of the Company in March 2002. At the time of his resignation, Mr. Potts did not own, nor have options to purchase, any shares of the Company's common stock.

(13) In calculating shares owned by the Company's officers and directors, the only individuals included were Robert Genesi, Robert Mullaney, John Genesi, and Mark Brennan, who oversees the shares owned by Linear Capital Corporation. Mr. Gluck, Mr. DeCiccio, and Mr. Potts do not own any shares of the Company's common stock, nor do they have options to purchase shares of the Company's common stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires that officers, directors and persons who beneficially own more than 10% of the Company's common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Except as described below, based solely upon a review of reports submitted and representations made to the Company, we believe that during fiscal 2002, our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements, except that Mr. Robert Genesi and Mr. John Genesi each filed one late report on Form 5.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company's proxy statement for the 2004 Annual Meeting of Stockholders must be received by GTDATA Corporation, Attn: Secretary, 625 Cochran Street, Simi Valley, CA 93065 no later than January 2, 2004. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2004.

                                  OTHER MATTERS

The Company's Annual Report on Form 10-KSB the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 are available by visiting the Company's website at www.tsli.com, by
                                                        ------------
contacting the Company at 805/582-3600 or by visiting the SEC's website at www.sec.gov.
-----------

Management knows of no other matters to come before the meeting. If, however, any other matter properly comes before the meeting, the persons named in the enclosed Proxy form will vote in accordance with their judgment upon such matter.

Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.



                                             By order of the Board of Directors


                                             Robert Genesi
                                             Secretary

Simi Valley, California
May 15, 2003

PROXY

                               GTDATA CORPORATION
                625 Cochran Street, Simi Valley, California 93065
            Proxy for Annual Meeting of Stockholders - June 23, 2003


          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoint ROBERT GENESI and JOHN GENESI, and each of them, as proxy or proxies for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated herein (If no direction is made, this Proxy will be voted FOR Proposals 1 and 2), all of the shares of GTDATA Corporation (the "Company") standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on Monday, June 23, 2003, at 10:00 a.m. at the Company's headquarters, 625 Cochran Street, Simi Valley, California 93065, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS PROXY

ITEM 1 - ELECTION OF DIRECTORS
         NOMINEES:

         The Board of Directors recommends a vote FOR the following Nominees:


         ROBERT GENESI               [ ]  For All Nominees
         JOHN GENESI
         MARK BRENNAN                [ ]  Withhold All Nominees


                                     [ ]  Withhold Authority to Vote For
                                          Any Individual Nominee.  Write Name(s)
                                          of Nominee(s) Below.

WITHHELD AUTHORITY FOR: (Write that nominee's name in the space provided below):

________________________________________________________________________________



                                             FOR         AGAINST        ABSTAIN
                                             ---         -------        -------

ITEM 2 - TO RATIFY THE SELECTION OF SQUAR,
MILNER, REEHL & WILLIAMSON LLP AS THE
COMPANY'S INDEPENDENT ACCOUNTANTS            [ ]           [ ]            [ ]



          Signature(s) ________________________________________ Date ___________

                       ________________________________________
                                            (Print Name)


NOTE: Please sign your name as it appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.